Exhibit 99.(i)

October 28, 2019

Pacific Global ETF Trust

840 Newport Center Dr., 7th Floor

Newport Beach, CA 92660

Re:                             Pacific Global ETF Trust - File Nos. 333-227097 and 811-23376

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 10 under the Securities Act of 1933 to the Pacific Global ETF Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 11 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP
THOMPSON HINE LLP